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                                                                     EXHIBIT 21

                       CAPITAL INVESTMENT OF HAWAII, INC.
                                AND SUBSIDIARIES

                                 Subsidiaries of
                       Capital Investment of Hawaii, Inc.

        The Registrant, Capital Investment of Hawaii, Inc., has no parent. The Registrant has the following subsidiaries, all of which are included in the accompanying consolidated financial statements. All companies are wholly owned subsidiaries of the Registrant except for Makaha Valley, Incorporated.

                                                                   STATE OF
              NAME                                              INCORPORATION
------------------------------------------------------         ----------------
Latipac Fine Foods, Incorporated                                    Hawaii
Latipac Mortgage Company, Limited and its wholly owned              Hawaii
   subsidiary - Latipac, Limited                                  California
Latipac Nevada, Limited                                             Nevada
Makaha Valley, Incorporated (85.8% - owned)                         Hawaii
Resources, Incorporated                                             Hawaii

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